UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2009

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On June 2, 2009, Liberty Media Corporation (Liberty) issued a press release announcing that Michael Zeisser, Senior Vice President of Liberty, will be presenting at the RBC Capital Markets Technology, Media, and Communications Conference (the RBC Conference) on Tuesday, June 9, 2009.  During his presentation, Mr. Zeisser may make observations regarding Liberty’s financial performance and outlook.

The information included in this Item 7.01 and the press release attached hereto as Exhibit No. 99.1 are being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed filed for any purpose (nor shall they be treated as soliciting material under Rule 14a-12 of the Securities Exchange Act of 1934, as amended).

Item 8.01.  Other Events

On June 2, 2009, Liberty also issued a press release announcing that Greg Maffei, President and CEO of Liberty, will be presenting at the Credit Suisse Global Media and Communications Convergence Conference (the Credit Suisse Conference) on Tuesday, June 9, 2009.  During his presentation, Mr. Maffei may make observations regarding Liberty’s financial performance, outlook, the previously announced proposed split-off of a majority of the assets and liabilities currently attributed to the Liberty Entertainment group tracking stock and the related business combination with DIRECTV.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated June 2, 2009 relating to the RBC Conference
99.2	Press Release dated June 2, 2009 relating to the Credit Suisse Conference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2009

LIBERTY MEDIA CORPORATION

	By:	/s/ Mark E. Burton
Name: Mark E. Burton
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated June 2, 2009 relating to the RBC Conference
99.2	Press Release dated June 2, 2009 relating to the Credit Suisse Conference